                                                                   EXHIBIT 99.d3

                        INVESTMENT SUBADVISORY AGREEMENT

     THIS INVESTMENT SUBADVISORY AGREEMENT ("Agreement") is made effective as of
12:04 a.m. eastern  standard time on the 1st day of January,  2005, by and among
AMERICAN  CENTURY  WORLD MUTUAL  FUNDS,  INC.  (the  "Corporation"),  a Maryland
corporation,  AMERICAN CENTURY GLOBAL INVESTMENT  MANAGEMENT,  INC. ("ACGIM"), a
Delaware  corporation,  and AMERICAN CENTURY  INVESTMENT  MANAGEMENT,  INC. (the
"Subadvisor"), a Delaware corporation.

                                   WITNESSETH:

     WHEREAS,  the  Corporation  is an open-end  management  investment  company registered  with the  Securities  and Exchange  Commission  under the Investment
Company Act of 1940, as amended; and

     WHEREAS,  ACGIM and Subadvisor are both investment advisors registered with the Securities  and Exchange  Commission  under the  Investment  Advisers Act of
1940, as amended; and

     WHEREAS,  the  Corporation  engaged  Subadvisor to serve as the  investment manager for each class of each series of shares issued by the  Corporation as of the date  hereof  pursuant  to that  certain  Amended  and  Restated  Management
Agreement  between the  Corporation  and  Subadvisor  dated  August 1, 2004 (the
"Management Agreement"); and

     WHEREAS,   Subadvisor,   as  part  of  a   corporate   restructuring   (the
"Restructuring"),  formed  ACGIM as its  wholly-owned  subsidiary  on January 1,
2005, and,  pursuant to that certain  Assignment and Assumption  Agreement among the Corporation, Subadvisor and ACGIM, dated as of January 1, 2005, assigned the
Management  Agreement,  as it relates to each class of those series of shares of the  Corporation  that are listed on SCHEDULE A hereto (the  "Funds"),  to ACGIM
(the "Assignment"); and

     WHEREAS,  the  Corporation  and ACGIM now desire to engage  Subadvisor as a subadvisor  for that portion of the assets of the Funds that will be invested in cash and cash equivalents (the "Cash Portion"), and Subadvisor desires to accept such engagement; and

     WHEREAS,  the  Assignment  and this Agreement will not result in a material
change  in  the  nature  or  the  level  of  actual   investment   advisory  and
administrative services provided to the Funds; and

     WHEREAS,  the same  investment  management  personnel who managed the Funds prior to the Restructuring  will continue to provide those services  immediately after the Restructuring; and

     WHEREAS,  the Boards of Directors of the Corporation,  ACGIM and Subadvisor
have determined that it is advisable to enter into this Agreement.

     NOW,  THEREFORE,  in consideration of the premises and of the covenants and agreements  hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1.  INVESTMENT  DESCRIPTION  -  APPOINTMENT.  Corporation  hereby  appoints
Subadvisor to provide certain advisory  services to the Funds in accordance with the Funds'  Prospectus and Statement of Additional  Information as in effect and as  amended  from  time to time,  in such  manner  and to such  extent as may be approved by the Board of Directors of Corporation. Corporation agrees to provide
Subadvisor  copies of all  amendments to the Funds'  Prospectus and Statement of
Additional  Information  on an ongoing  basis.  Subadvisor  hereby  accepts  the appointment and agrees to furnish the services described herein.

     2. SERVICES AS INVESTMENT SUBADVISOR.

     (a)  Subject  to the  general  supervision  of the  Board of  Directors  of
Corporation, and of ACGIM, Subadvisor will (i) act in conformity with the Funds'
Prospectus and Statement of Additional  Information,  the Investment Company Act
of 1940, the Investment  Advisers Act of 1940, the Internal Revenue Code and all
other applicable  federal and state laws and  regulations,  as the same may from time to time be  amended;  (ii) make  investment  decisions  regarding  the Cash
Portion of the Funds in  accordance  with the Funds'  investment  objective  and policies  as  stated  in the  Funds'  Prospectus  and  Statement  of  Additional
Information  and with  such  written  guidelines  as ACGIM may from time to time provide to  Subadvisor;  (iii) place  purchase  and sale orders on behalf of the
Funds;  and (iv)  maintain  books and  records  with  respect to the  securities transactions of the Funds and furnish the Corporation's  Board of Directors such periodic, regular and special reports as the Board may request.

     (b) In providing those services,  Subadvisor will supervise the Funds' Cash
Portion  and  conduct a  continual  program of  investment,  evaluation  and, if appropriate,  sale and reinvestment of the Cash Portion of the Funds' assets. In addition, Subadvisor will furnish the Corporation or ACGIM whatever information, including statistical data, the Corporation or ACGIM may reasonably request with respect to the instruments that the Funds may hold or contemplate purchasing.

     (c)  Subadvisor  will at all times comply with the policies  adopted by the
Corporation's  Board of Directors of which it has received  written  notice.  If
Subadvisor believes that a change in any of such policies shall be advisable, it shall  recommend  such  change  to  ACGIM  and the  Board  of  Directors  of the
Corporation.  Any change to any such policies whether suggested by Subadvisor or not shall be  approved  by the  Corporation's  Board of  Directors  prior to the implementation of such change, and Subadvisor will be given reasonable notice of the anticipated change.

     3. BROKERAGE.

     (a) In  executing  transactions  for the Funds  and  selecting  brokers  or dealers,  Subadvisor  will  seek to  obtain  the best net  price  and  execution available and shall execute or direct the execution of all such  transactions as permitted  by law  and  in a  manner  that  is  consistent  with  its  fiduciary obligations to the Funds and its other clients.  In assessing the best net price and execution available for any Funds transaction,  Subadvisor will consider all factors it deems relevant  including,  but not limited to, breadth of the market in the  security,  the  price  of the  security,  the  financial  condition  and execution  capability  of the  broker or dealer  and the  reasonableness  of any commission for the specific  transaction and on a continuing  basis.  Consistent with this  obligation,  when the  execution and net price offered by two or more brokers or dealers are comparable,  Subadvisor  may, at its discretion,  execute transactions  with  brokers  and dealers  who  provide  the Funds  and/or  other accounts over which  Subadvisor  exercises  investment  discretion with research advice and other  services,  but in all  instances  best net price and execution shall  control.  Subadvisor is authorized to place  purchase and sale orders for the Funds with brokers  and/or dealers  subject to the  supervision of ACGIM and the Board of Directors of the Corporation and in accordance with the limitations set forth in the registration statement for the Funds shares then in effect.

     (b) On occasions when  Subadvisor  deems the purchase or sale of a security to be in the best  interest  of the  Funds  as well as one or more of its  other clients, Subadvisor may to the extent permitted by applicable law, but shall not be obligated to,  aggregate the securities to be sold or purchased with those of its other clients.  In such event,  allocation of the securities so purchased or sold will be made by  Subadvisor  in a manner it considers  to be equitable  and consistent  with its fiduciary  obligations to the Corporation and to such other clients.  The  Corporation  recognizes  that, in some cases,  this procedure may limit the size of the position that may be acquired or sold for the Funds.

     4.   INFORMATION PROVIDED TO CORPORATION.

     (a) Subadvisor will keep the Corporation and ACGIM informed of developments materially  affecting the Cash Portion of the Funds and will take  initiative to furnish the  Corporation  and ACGIM on at least  quarterly  basis with  whatever information  Subadvisor and ACGIM believe is appropriate for this purpose.  Such regular quarterly reports shall include information  reasonably requested by the
Corporation's Board of Directors from time to time.

     (b) Subadvisor  will provide the Corporation and ACGIM with such investment records, ledgers,  accounting and statistical data, and other information as the
Corporation and ACGIM require for the  preparation of  registration  statements, periodic  and other  reports and other  documents  required by federal and state laws and  regulations,  and  particularly  as may be required  for the  periodic review, renewal, amendment or termination of this Agreement, and such additional documents and information as the  Corporation  and ACGIM may reasonably  request for the management of their affairs.  Subadvisor  understands that the Funds and
ACGIM will rely on such  information  in the  preparation  of the  Corporation's registration statement,  the Funds' financial statements,  and any such reports, and hereby  covenants  that any such  information

derived from the investment  records,  ledgers and accounting records maintained by Subadvisor shall be true and complete in all material respects.

     (c)  At  the  request  of the  Board  of  Directors,  a  representative  of
Subadvisor   shall  attend  meetings  of  the  Board  of  Directors  to  make  a presentation  on the Funds'  performance  and such other matters as the Board of
Directors, Subadvisor and ACGIM believe is appropriate.

     (d) Subadvisor  shall furnish to regulatory  authorities any information or reports  in  connection  with  such  services  as  may  be  lawfully  requested.
Subadvisor   shall  also,  at  the   Corporation's   request,   certify  to  the
Corporation's independent auditors that sales or purchases aggregated with those of other clients of Subadvisor,  as described in Section 3 above, were allocated in a manner it considers to be equitable.

     (e) In compliance  with the  requirements  of the  Investment  Company Act,
Subadvisor  hereby  agrees that all records that it maintains  for the Funds are the  property  of  the  Corporation  and  further  agrees  to  surrender  to the
Corporation  promptly upon the  Corporation's  request any of such  records.  In addition,  Subadvisor  agrees to cooperate with the  Corporation  and ACGIM when either of them is being examined by any regulatory authorities, and specifically agrees to  promptly  comply  with any  request  by such  authorities  to provide information or records. Subadvisor further agrees to preserve for the periods of time  prescribed  by the  Investment  Company  Act of 1940  and  the  Investment
Advisers Act of 1940 the records required to be maintained thereunder.

     (f) Subadvisor will be responsible for voting all of the Funds'  investment securities.

     5. FUTURES AND OPTIONS. Subadvisor's investment authority shall include the authority to purchase,  sell,  cover open  positions,  and  generally to deal in financial  futures  contracts and options thereon.  Subadvisor will (a) open and maintain  brokerage  accounts for financial  futures and options (such  accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the  Funds,  and (b)  execute,  for and on  behalf  of the  Brokerage  Accounts, standard  customer  agreements  with a broker or brokers.  Subadvisor may, using such  of the  securities  and  other  property  in  the  Brokerage  Accounts  as
Subadvisor  deems  necessary or  desirable,  direct the  custodian to deposit on behalf of the Funds,  original  and  maintenance  brokerage  deposits  and other direct  payments of cash,  cash  equivalents,  and securities and other property
into  such  Brokerage   Accounts  and  to  such  brokers  as  Subadvisor   deems
appropriate.  The Funds represents and warrants that it is a "qualified eligible client"  within the  meaning of the CFTC  Regulations  Section 4.7 and, as such, consents to treat the Funds in accordance  with the exemption  contained in CFTC
Regulations Section 4.7(b).

     PURSUANT TO AN EXEMPTION  FROM THE  COMMODITY  FUTURES  TRADING  COMMISSION
("CFTC")  IN  CONNECTION  WITH  ACCOUNTS OF  QUALIFIED  ELIGIBLE  CLIENTS,  THIS
DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN,  FILED WITH THE CFTC. THE CFTC
DOES NOT PASS UPON THE MERITS OF  PARTICIPATING IN A TRADING PROGRAM OR UPON THE
ADEQUACY OR ACCURACY OF THE COMMODITY TRADING ADVISOR DISCLOSURE.

CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS
DOCUMENT.

     6.  CONFIDENTIALITY.  The parties to this  Agreement  agree that each shall treat  as  confidential  all  information  provided  by a  party  to the  others regarding such party's business and operations, including without limitation the investment activities, holdings, or identities of shareholders of the Funds. All confidential  information  provided by a party hereto shall be used by any other parties  hereto solely for the purposes of rendering  services  pursuant to this
Agreement  and,  except as may be  required  in  carrying  out the terms of this
Agreement,  shall not be disclosed to any third party  without the prior consent of  such  providing  party.  The  foregoing  shall  not  be  applicable  to  any information that is publicly available when provided or which thereafter becomes publicly available other than in contravention of this paragraph.  The foregoing also shall not apply to any information which is required to be disclosed by any regulatory  authority in the lawful and appropriate exercise of its jurisdiction
over  a  party,  by  any  auditor  of  the  parties   hereto,   by  judicial  or
administrative  process or otherwise by applicable law or regulation;  provided, however,  that the disclosing party shall provide reasonable notice to the other parties hereto prior to any such disclosure.

     7. LIABILITY AND INDEMNIFICATION.

     (a) Subadvisor  shall be responsible for the exercise of reasonable care in
carrying  out  its  responsibilities  hereunder;   provided,  however,  that  no
provision of this  Agreement  be  construed  to protect any  trustee,  director, officer,  agent or employee of  Subadvisor  or an  affiliate  from  liability by reason of gross negligence, willful malfeasance, bad faith in the performance of such person's duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  Notwithstanding any other provision of this Agreement, no party shall be liable for any  actions or  omissions  taken or made  pursuant to this Agreement  unless such actions or omissions  result from gross  negligence, willful  malfeasance,  or bad faith in the performance of such party's duties or by reason of reckless disregard of obligations and duties hereunder.

     (b)  ACGIM  agrees  to  indemnify  and  hold  harmless  Subadvisor  and its officers, directors,  employees, agents, affiliates and each person, if any, who
controls   Subadvisor   within  the  meaning  of  the  Securities  Act  of  1933
(collectively,  the  "Indemnified  Parties" for  purposes of this Section  7(b))
against any losses, claims, expenses,  damages or liabilities (including amounts paid in settlement  thereof) or litigation  expenses  (including legal and other expenses) (collectively,  "Losses"), to which the Indemnified Parties may become
subject,   insofar  as  such  Losses  result  from  gross  negligence,   willful
malfeasance or bad faith in the  performance by the  Corporation or ACGIM of its respective duties hereunder or reckless disregard by the Corporation or ACGIM of its  respective  duties  hereunder.  ACGIM  will  reimburse  any  legal or other expenses  reasonably  incurred by the  Indemnified  Parties in  connection  with investigating  or  defending  any such  Losses.  ACGIM  shall not be liable  for
indemnification   hereunder  if  such  Losses  are  attributable  to  the  gross negligence,  willful  malfeasance  or bad faith of Subadvisor in performing  its obligations  under  this  Agreement.  ACGIM  shall  not be liable  for  special, consequential or incidental damages.

     (c)  Subadvisor  agrees  to  indemnify  and  hold  harmless  ACGIM  and the
Corporation,  and  their  respective  officers,  directors,  employees,  agents, affiliates and each person, if any, who controls ACGIM or the Corporation within the  meaning  of the  Securities  Act of 1933  (collectively,  the  "Indemnified
Parties"  for  purposes of this  Section  7(c))  against any Losses to which the
Indemnified Parties may become subject, insofar as such Losses result from gross negligence,  willful  malfeasance,  or bad faith in performance by Subadvisor or its affiliates of their duties hereunder or reckless  disregard by Subadvisor or its affiliates of their duties hereunder. Subadvisor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating  or defending any such Losses.  Subadvisor shall not be liable for
indemnification   hereunder  if  such  Losses  are  attributable  to  the  gross negligence,  willful  malfeasance  or bad faith of ACGIM or the  Corporation  in performing  their  obligations  under this  Agreement.  Subadvisor  shall not be liable for special, consequential or incidental damages.

     (d) Promptly after receipt by an indemnified  party  hereunder of notice of the commencement of action,  such indemnified  party will, if a claim in respect thereof is to be made  against  the  indemnifying  party  hereunder,  notify the indemnifying  party of the commencement  thereof;  but the omission so to notify the indemnifying  party will not relieve it from any liability which it may have to any  indemnified  party  otherwise  than under this  Section 7, except to the extent the indemnifying  party shall have been prejudiced  thereby.  In case any such  action is brought  against any  indemnified  party,  and it  notifies  the indemnifying party of the commencement  thereof,  the indemnifying party will be entitled to  participate  therein and, to the extent that it may wish to, assume the defense thereof,  with counsel  satisfactory to such indemnified  party, and after  notice  from  the  indemnifying  party to such  indemnified  party of its election  to assume the  defense  thereof,  the  indemnifying  party will not be liable to such  indemnified  party  under this  Section 7 for any legal or other expenses  subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (e) If the indemnifying  party assumes the defense of any such action,  the indemnifying  party  shall  not,  without  the  prior  written  consent  of  the indemnified  parties in such action,  settle or compromise  the liability of the indemnified  parties in such action, or permit a default or consent to the entry of any judgment in respect  thereof,  unless in connection with such settlement, compromise or consent,  each  indemnified  party  receives from such claimant an unconditional release from all liability in respect of such claim.

     8. COMPENSATION.

     (a) In consideration of the services  rendered  pursuant to this Agreement,
ACGIM will pay Subadvisor a per annum management fee (the  "Applicable  Fee") as set forth on SCHEDULE A.

     (b) On the first business day of each month, ACGIM shall pay Subadvisor the
Applicable Fee for the previous  month.  The fee for the previous month shall be calculated  by  multiplying  the  Applicable  Fee for the Funds by the aggregate average daily closing value of the net assets of all classes of the Funds during the previous  month,  and further  multiplying  that product by a fraction,  the numerator  of which shall be the number of days in the previous  month,  and the denominator of which shall be 365 (366 in leap years).

     (c) In the  event  that the Board of  Directors  of the  Corporation  shall determine to issue any additional series of shares for which it is proposed that
Subadvisor serve as investment  manager,  and for which Subadvisor desires to so serve,  the  Corporation,  ACGIM and Subadvisor  shall enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee, if any, and such other terms and  conditions as are applicable to the management of such series of shares.

     (d) Subadvisor shall have no right to obtain compensation directly from the
Funds or the  Corporation  for services  provided  hereunder  and agrees to look solely to ACGIM for  payment of fees due.  Upon  termination  of this  Agreement before  the end of a month,  or in the  event  the  Agreement  begins  after the beginning  of the month,  the fee for that month shall be prorated  according to the  proportion  that such period bears to the full monthly  period and shall be payable upon the date of termination of this Agreement.

     9. EXPENSES.  Subadvisor  will bear all of its expenses in connection  with the performance of its services under this  Agreement,  which expenses shall not include  brokerage  fees or  commissions  in  connection  with the  execution of securities transactions.

     10.  SERVICES TO OTHER COMPANIES OR ACCOUNTS.  The Corporation  understands that  Subadvisor  or  its  affiliates  now  acts  and  will  continue  to act as investment  advisor to other  clients and the  Corporation  has no  objection to
Subadvisor so acting. In addition, the Corporation  understands that the persons employed by  Subadvisor  to assist in the  performance  of  Subadvisor's  duties hereunder will not devote their full time to such service and nothing  contained herein  shall be deemed to limit or  restrict  the  right of  Subadvisor  or any affiliate  of  Subadvisor  to engage in and devote time and  attention  to other business or to render services of whatever kind or nature. Further, from time to time,  Subadvisor  may refer or introduce  certain  institutional  investors and existing  clients of  Subadvisor  and its  affiliates  to the  Corporation.  The
Corporation understands that nothing herein shall be deemed to limit or restrict the right of Subadvisor,  in the event  Subadvisor's  clients purchase shares of the Corporation,  to subsequently  suggest or induce such clients to redeem such shares and open a separate advisory account with Subadvisor.

     11. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall  continue  until January 1, 2006 and thereafter so long as such  continuance is specifically  approved at least annually by (i) the
Board of Directors of the Corporation or (ii) a vote of a majority of the Fund's outstanding voting securities,  provided that in either event the continuance is also  approved by a majority of the Board of  Directors  who are not  interested persons  (as  defined  in the  Investment  Company  Act)  of any  party  to this
Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  This  Agreement is  terminable  without  penalty on 60 days'  written notice by (i) the Board of Directors of the Corporation, (ii) by vote of holders of a majority of the Funds' shares,  (iii) by ACGIM, or (iv) by Subadvisor,  and will terminate  automatically upon any termination of the investment  management agreement  between the  Corporation  and ACGIM.  This  Agreement  will terminate automatically  in the event of its assignment.  Subadvisor  agrees to notify the
Corporation  of any  circumstances  that might  result in this  Agreement  being deemed to be assigned.

     12. REPRESENTATIONS OF ACGIM, SUBADVISOR AND CORPORATION.

     (a) ACGIM and Subadvisor each hereby represents that it is registered as an investment  advisor under the Investment  Advisers Act of 1940, that it will use its  reasonable  best efforts to maintain  such  registration,  and that it will promptly notify the other if it ceases to be so registered,  if its registration is suspended for any reason, or if it is notified by any regulatory organization
or  court  of  competent   jurisdiction  that  it  should  show  cause  why  its
registration  should not be suspended or terminated.  ACGIM and Subadvisor  each further  represents that it is registered under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

     (b)  The   Corporation  and  ACGIM  represent  and  warrant  that  (i)  the appointment  of Subadvisor has been duly  authorized;  and (ii) each of them has full power and  authority to execute and deliver this  Agreement  and to perform
the  services  contemplated   hereunder,   and  such  execution,   delivery  and
performance  will  not  cause  either  to be in  violation  of its  Articles  of
Incorporation, Bylaws, or any material laws.

     (c)  Subadvisor  represents and warrants that (i) its service as subadvisor hereunder  has been duly  authorized;  (ii) it has full power and  authority  to execute and deliver  this  Agreement  and to perform the  services  contemplated hereunder, and such execution,  delivery and performance will not cause it to be in violation of its organizational documents, its Bylaws or material laws; (iii)
it  will  at  all  times  in the  performance  of its  duties  hereunder  act in conformity  with the  provisions  of the  Investment  Company  Act of 1940,  the
Investment  Advisers  Act of 1940,  the  Internal  Revenue  Code  and all  other applicable  federal and state laws and  regulations,  as the same may be amended from  time to time;  and  (iv) it has all  controls  necessary  to  perform  its obligations under and comply with the  representations and warranties it made in this Agreement.

     13.  AMENDMENT OF THIS  AGREEMENT.  No provision of this  Agreement  may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought.

     14. LIMITATION OF LIABILITY.  This Agreement has been executed on behalf of the  Corporation by the  undersigned  officer of the  Corporation  solely in his capacity as an officer of the Corporation.

     15. ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  agreement between the parties hereto on the subject matter described herein.

     16.  INDEPENDENT  CONTRACTOR.  In the performance of its duties  hereunder,
Subadvisor  is and shall be an  independent  contractor  and,  unless  otherwise expressly  provided  or

authorized,  shall have no authority to act for or represent the  Corporation or
ACGIM in any way, or  otherwise be deemed to be an agent of the  Corporation  or
ACGIM.

     17. SEVERABILITY.  If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

     18. NOTICES. All notices and other communications  hereunder shall be given or  made in  writing  and  shall  be  delivered  personally,  or sent by  telex, telecopy,  express  delivery or registered or certified mail,  postage  prepaid, return receipt  requested,  to the party or parties to whom they are directed at each party's address of record. Any notice,  demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed by their  officers  designated  below on the day and year first written above.

"CORPORATION"                               "ACGIM"

AMERICAN CENTURY WORLD                      AMERICAN CENTURY GLOBAL
MUTUAL FUNDS, INC.                          INVESTMENT MANAGEMENT, INC.

By: /s/ Maryanne L. Roepke                  By: /s/ Jon W. Zindel
    ------------------------------              ------------------------------
    Name:  Maryanne L. Roepke                   Name:  Jon W. Zindel
    Title: Senior Vice President                Title: Vice President

                                            "SUBADVISOR"

                                            AMERICAN CENTURY
                                            INVESTMENT MANAGEMENT, INC.

                                            By: /s/ Jon W. Zindel
                                                ------------------------------                                                           SCHEDULE A
                                                 Name:  Jon W. Zindel
                                                 Title: Vice President

                                                                      SCHEDULE A
                                                                     -----------
                                       (INVESTMENT SUBADVISORY AGREEMENT - ACWMF,
                                                          DATED JANUARY 1, 2005)

MANAGEMENT OF CASH PORTION OF THE FUNDS

----------------------------------------------------- --------------------------
NAME OF SERIES                                               APPLICABLE FEE
----------------------------------------------------- --------------------------
Global Growth Fund                                                0.45%
----------------------------------------------------- --------------------------
International Opportunities Fund                                  0.45%
----------------------------------------------------- --------------------------
International Discovery Fund                                      0.45%
----------------------------------------------------- --------------------------
International Growth Fund                                         0.45%
----------------------------------------------------- --------------------------
Emerging Markets Fund                                             0.45%
----------------------------------------------------- --------------------------
Life Sciences Fund                                                0.45%
----------------------------------------------------- --------------------------

                                       10